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                                                                     Exhibit 1.1

                            LNR PROPERTY CORPORATION

                                  $200,000,000

                    9 3/8% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT
                               ------------------

                                                                  March 19, 1998

BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
c/o BT Alex. Brown Incorporated
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

Ladies and Gentlemen:

            LNR Property Corporation ("LNR"), a Delaware corporation, hereby confirms its agreement with each of BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the "Initial Purchasers"), as set forth below.

            1. The Notes. Subject to the terms and conditions herein contained, LNR proposes to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of LNR's 9 3/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of March 24, 1998 between LNR and First Trust of New York, National Association, as trustee (the "Trustee").

            The Notes will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

            In connection with the sale of the Notes, LNR has prepared a preliminary offering memorandum dated March 2, 1998 (the "Preliminary Memorandum") and a final offering memorandum dated March 19, 1998 (the "Final Memorandum", the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of LNR and any material developments relating to LNR occurring after the date of the most recent historical financial statements included therein.

            LNR understands that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8

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hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Act.

            The Initial Purchasers and the direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined in Section 3 below), pursuant to which LNR will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

            2. Representations and Warranties of LNR. LNR represents and warrants to and agrees with each of the Initial Purchasers that:

            (a) Neither the Preliminary Memorandum, nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers or to their resale of the Notes furnished to LNR in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

            (b) Each subsidiary listed on Exhibit 21.1 to LNR's Annual Report on Form 10-K for the year ended November 30, 1997 is a Subsidiary (as defined below ) and the subsidiaries listed on such Exhibit constitute all the subsidiaries of LNR other than Subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" of LNR, within the meaning of Rule 1-02(w) of the Commission's Regulation S-X. There are no "significant subsidiaries" of LNR other than the Designated Subsidiaries and the Investment Affiliates. LW Real Estate Investments, L.P. and the Land Partnership (as defined below) constitute all the Investment Affiliates (as defined below). Each of LNR, the Subsidiaries and the Investment Affiliates is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of LNR, the Subsidiaries and the Investment Affiliates is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the


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      aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of LNR and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"). For purposes of this Agreement, a "Subsidiary" means a direct or indirect "subsidiary" of LNR, as such term is defined in Rule 405 under the Act, financial results of which are consolidated under generally accepted accounting principles with the financial results of LNR on the consolidated financial statements of LNR. For purposes of this Agreement, the following Subsidiaries are "Designated Subsidiaries": Leisure Colony Management Corp., Lennar Capital Services, Inc., Lennar Securities Holdings, Inc., Nevada Securities Holdings, Inc., LNR Land Partners SUB, Inc., LFS Asset Corp., Lennar Commercial Properties, Inc., Lennar MBS, Inc. and LNR Sands Holdings, Inc. For purposes of this Agreement, an "Investment Affiliate" means any entity in which LNR, directly or indirectly, has an ownership interest, (i) the financial results of which are not consolidated under generally accepted accounting principles with the financial results of LNR on the consolidated financial statements of LNR and (ii) which is a "significant subsidiary" of LNR, as such term is defined within Rule 1-02(w) of the Commission's Regulation S-X.

            (c) As of the Closing Date, LNR will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum, except that additional shares of common stock of LNR may have been issued since November 30, 1997 upon the exercise of employee stock options; all of the outstanding shares of capital stock of LNR and each of the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries are owned, and, as of the Closing Date, will be owned by LNR or another Subsidiary (except to the extent set forth as "minority interests" on the consolidated balance sheet of LNR as of November 30, 1997 included in the Final Memorandum) , free and clear of all liens (other than liens created pursuant to the Credit Agreement (as defined below)), encumbrances, equities and claims or restrictions on transferability or voting (other than restriction on transferability imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and restrictions on transferability and voting with respect to Subsidiaries in which persons other than LNR or other Subsidiaries hold interests); except as set forth in the Final Memorandum and except for the class B common stock of LNR, there are no outstanding (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in LNR or any of the Subsidiaries or Investment Affiliates. LNR indirectly owns a 50% interest in Lennar Land Partners, a Delaware general partnership (the "Land Partnership"). All of the interests in the Investment Affiliates owned by LNR or a Subsidiary (including the 50% interest in the Land Partnership) have been duly authorized and validly issued and, except as otherwise disclosed in the Final Memorandum are, and as of the Closing Date will be, free and clear of all liens, encumbrances, equities and claims.


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            (d) LNR has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (each as defined in the Registration Rights Agreement and the Indenture). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by LNR and, when executed by LNR and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of LNR (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture, and enforceable against LNR in accordance with their terms, except that the enforcement thereof may be subject to
      (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (e) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by LNR and, when executed and delivered in accordance with its terms (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered and will constitute a valid and legally binding agreement of LNR, enforceable against LNR in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (f) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by LNR and, when executed and delivered by LNR (assuming due authorization, execution and delivery by the Initial Purchasers), will have been duly executed and delivered and will constitute a valid and legally binding agreement of LNR, enforceable against LNR in accordance with its terms, except that (A) the enforcement thereof may be subject to
      (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B)


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      any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (g) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by LNR of the transactions contemplated hereby have been duly and validly authorized by LNR. This Agreement has been duly executed and delivered by LNR.

            (h) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement by LNR or the consummation by it of the transactions contemplated hereby, except (i) such as may be required under and have been obtained or made under the Credit Agreement, (ii) such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers and
      (iii) such as may be required under applicable federal securities laws with respect to the registration of the Exchange Notes and Private Exchange Notes, if applicable, pursuant to the Registration Rights Agreement. Neither LNR nor any of the Subsidiaries or the Land Partnership is: (i) in violation of its certificate of incorporation or bylaws, or other comparable organizational documents; (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of its respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which its respective properties or assets are subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, the "Credit Agreement" means the Revolving Credit Agreement dated as of December 5, 1997 among LNR, certain Subsidiaries, the parties thereto in their capacities as lenders thereunder and Bank of America National Trust and Savings Association, as agent.

            (i) The execution, delivery and performance by LNR of this Agreement, the Indenture, the Notes, the Exchange Notes, the Private Exchange Notes and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of LNR or any Subsidiary or Investment Affiliate with respect to: (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the certificate of incorporation or


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      bylaws or other comparable organizational documents of LNR or any of the
      Subsidiaries or Investment Affiliates; or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to LNR, the Subsidiaries, the Investment Affiliates or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (j) Each of the Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement conforms in all material respects to the description thereof in the Preliminary Memorandum and in the Final Memorandum.

            (k) The consolidated financial statements of LNR and the related notes thereto included in the Preliminary Memorandum and in the Final Memorandum present fairly the financial position, results of operations and cash flows of LNR and its subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder. The summary and selected financial and statistical data included in the Preliminary Memorandum and in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein, and comply as to form in all material respects with any applicable accounting requirements of the Act and the rules and regulations thereunder. Deloitte & Touche LLP, who has certified certain of the consolidated financial statements of LNR as set forth in its reports included in the Preliminary Memorandum and in the Final Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

            (l) The pro forma financial statements (including the notes thereto) and other pro forma financial information included in the Preliminary Memorandum and in the Final Memorandum (A) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), (B) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (C) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Preliminary Memorandum and in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (m) Except as set forth in the Final Memorandum, there is not pending or, to the best knowledge of LNR, threatened any action, suit, proceeding, inquiry or investigation to which LNR or any of its Subsidiaries or Investment Affiliates is a party,


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      or to which any of its properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, which, if determined adversely to LNR or any such Subsidiary or Investment
      Affiliate, would, individually or in the aggregate, have a Material
      Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

            (n) Each of LNR, the Subsidiaries and the Investment Affiliates owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses operated by it as described in the Final Memorandum except where the failure to own or possess such of the foregoing would not have a Material Adverse Effect, and neither LNR nor any of the Subsidiaries or Investment Affiliates has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

            (o) Each of LNR, the Subsidiaries and the Investment Affiliates possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made or will have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of LNR, the Subsidiaries and the Investment Affiliates has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation, termination or impairment would not have a Material Adverse Effect; and neither LNR nor any Subsidiary or Investment Affiliate has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (p) Since the respective dates as of which information is given in the Final Memorandum, except as described therein, there has been no material adverse change or any fact, taken by itself, which could reasonably be expected to result in a material adverse change, in the general affairs, management, business, condition (financial or otherwise) or results of operations of LNR and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or any loss of, or damage to, properties (whether or not insured) which could reasonably be expected to affect materially and adversely the general affairs, management, business, condition (financial or otherwise) or results of operations of LNR and the Subsidiaries taken as a


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      whole. Since the date of the latest balance sheet presented in the Final
      Memorandum, except as expressly disclosed in or contemplated by the Final Memorandum, (i) neither LNR nor any of its Subsidiaries or Investment Affiliates has (x) incurred or undertaken any liabilities or obligations, direct or contingent, that are material to LNR and the Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice or (y) entered into any material transaction not in the ordinary course of business and consistent with past practice, and (ii) LNR has not declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

            (q) Each of LNR, the Subsidiaries and the Investment Affiliates has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which LNR or any of the Subsidiaries or Investment Affiliates is contesting in good faith and for which LNR or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against LNR or any Subsidiary or Investment Affiliate that would have, individually or in the aggregate, a Material Adverse Effect.

            (r) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which LNR reasonably believes to be reliable and accurate.

            (s) Neither LNR nor any of the Subsidiaries nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (t) Each of LNR, the Subsidiaries and the Investment Affiliates has good title to all personal property described in the Final Memorandum as being owned by it, good and valid title to all real property described in the Final Memorandum as being owned by it and good and valid title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which LNR or any Subsidiary or Investment Affiliate is a party or by which LNR or such Subsidiary or Investment Affiliate is bound are valid and enforceable against LNR or such Subsidiary or Investment Affiliate, to the knowledge of LNR are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.


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            (u) There are no legal or governmental proceedings involving or affecting LNR, any of the Subsidiaries or Investment Affiliates or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

            (v) Except as described in the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of LNR, the Subsidiaries and the Investment Affiliates is in compliance with and not subject to liability under applicable Environmental Laws, (B) each of LNR, the Subsidiaries and the Investment Affiliates has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of LNR, threatened against LNR or any Subsidiary or Investment Affiliate under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by LNR or any Subsidiary or Investment Affiliate, (E) neither LNR nor any Subsidiary or Investment Affiliate has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of LNR or any Subsidiary or Investment Affiliate is
      (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of LNR or the Subsidiaries or the Investment Affiliates which is pending or, to the knowledge of LNR, threatened, which would have a Material Adverse Effect.


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            (x) Each of LNR, the Subsidiaries and the Investment Affiliates
      carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

            (y) Neither LNR nor any Subsidiary has any liability for any prohibited transaction within the meaning of ss.406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or funding deficiency within the meaning of ss.302 of ERISA or any complete or partial withdrawal liability under ss.4201 of ERISA with respect to any pension, profit sharing or other plan which is subject to ERISA to which LNR or any Subsidiary makes or ever has made a contribution and in which any employee of LNR or any Subsidiary is or has ever been a participant. With respect to such plans, each of LNR and the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

            (z) Each of LNR, the Subsidiaries and the Investment Affiliates (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization,
      (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (aa) Neither LNR nor any Subsidiary is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (bb) No holder of securities of LNR (other than the Registrable Notes (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by LNR pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

            (cc) Prior to and immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair salable value of the assets of LNR and the Subsidiaries, on a consolidated basis, will exceed the sum of its consolidated stated liabilities and identified contingent liabilities; neither LNR nor any of the Subsidiaries is, or will be after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

            (dd) Neither LNR nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent,
      (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or
      (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (ee) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

            (ff) No securities of LNR are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (gg) Neither LNR nor any Subsidiary has taken, nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

            (hh) Neither LNR nor any of its Affiliates has, directly or through any agent, engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Notes; LNR and its Affiliates and any person acting on any of its behalf have complied with the offering restrictions requirement of Regulation S.

            (ii) LNR has complied with all provisions of Section 517.075 Florida Statutes, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

            (jj) Except as disclosed in the Final Memorandum, there are no business relationships or related party transactions which would be required to be disclosed in a registration statement under the Act by Item 404 of Regulation S-K of the Commission, and each business relationship or related party transaction described in the Preliminary Memorandum or the Final Memorandum is a fair and accurate description of the relationships and transactions so described in all material respects.

            (kk) LNR had all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Purchase and Sale Agreement, dated as of February 18, 1998, between LNR and Pacific Harbor Capital, Inc. (the "AHG Acquisition Agreement"). The AHG Acquisition Agreement has been duly and validly authorized, executed and delivered by LNR and constitutes a valid and legally binding obligation of LNR, enforceable against LNR in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            Any certificate signed by any officer of LNR and delivered to any Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by LNR to each Initial Purchaser as to the matters covered thereby.

            3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, LNR agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees severally, but not jointly, to purchase from LNR, the Notes set forth opposite such Initial Purchaser's name on Schedule I hereto, at 97.059% of their principal amount.

            One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to LNR at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of LNR to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds payable to such account or account as LNR shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at
10:00 A.M., New York time, on March 24, 1998, or at such other place, time or date as the Initial Purchasers and LNR may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." LNR will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York or such other place as the Initial Purchasers may designate, at least 24 hours prior to the Closing Date.

            4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the sole judgment of the Initial Purchasers is advisable.

            5. Covenants of LNR. LNR covenants and agrees with the Initial Purchasers that:

            (a) LNR will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers and counsel to the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. LNR will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

            (b) LNR will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky"


-PAGE 12-
      laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Notes by the Initial Purchasers; provided, however, that in connection therewith LNR shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum in order to comply with applicable law, LNR will promptly notify the Initial Purchasers thereof and will prepare, at LNR's expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

            (d) LNR will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

            (e) LNR will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

            (f) For so long as any Notes remain outstanding, LNR will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by LNR to the Trustee or the holders of the Notes and, as soon as available, copies of any reports or financial statements filed by LNR with the Commission or furnished to any national securities exchange on which any class of securities of LNR may be listed.

            (g) Prior to the Closing Date, LNR will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to LNR, a copy of any unaudited interim consolidated financial statements of LNR for any period subsequent to the period covered by its most recent financial statements appearing in the Final Memorandum.

            (h) Neither LNR nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes.

            (i) LNR will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising


-PAGE 13-

      (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (j) For so long as any of the Notes remain outstanding, LNR will make available, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless LNR is then subject to Section 13 or 15(d) of the Exchange Act.

            (k) LNR will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

            (l) In connection with any Notes offered and sold in an offshore transaction (as defined in Regulation S), LNR will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive Notes.

            (m) For as long as any Notes or Exchange Notes remain outstanding, LNR shall take such steps as shall be necessary to ensure that neither LNR nor any subsidiary of LNR shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder if LNR's becoming an investment company would affect the ability of LNR to perform any of its obligations with regard to the Notes or Exchange Notes or would affect any holder's rights with regard to the Notes or Exchange Notes or restrict any holder's ability to transfer the Notes or Exchange Notes.

            6. Expenses. LNR agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by LNR, (iv) the preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating


-PAGE 14-
thereto, (vi) the expenses of LNR in connection with any meetings with prospective investors in the Notes, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the issuance and sale of the Notes provided for herein is not consummated because any condition to the obligation of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Sections 11(a)(i)(y) or 11(a)(v) hereof or because of any failure, refusal or inability on the part of LNR to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), LNR will promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including fees, disbursements and charges of Willkie Farr & Gallagher, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

            7. Conditions of the Initial Purchasers' Obligations. The several obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Rogers & Wells LLP, counsel for LNR, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                  (i) Each of LNR, the Designated Subsidiaries and the Land
            Partnership is duly organized, validly existing and, as to LNR and the Designated Subsidiaries that are corporations, in good standing under the laws of its jurisdiction of organization and, has all requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Each of LNR, the Designated Subsidiaries and the Land Partnership is duly qualified to do business and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification and where LNR has informed such counsel the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect.

                  (ii) LNR has the authorized capitalization as set forth in the
            Final Memorandum; all of the outstanding shares of capital stock of LNR and each Designated Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares


-PAGE 15-
            of capital stock of the Designated Subsidiaries are owned by LNR or another Subsidiary, insofar as such counsel is aware, free and clear of all liens (other than those created pursuant to the Credit Agreement), encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions)or voting; LNR indirectly owns a 50% interest in the Land Partnership; such interest in the Land Partnership has been duly authorized and validly issued and is, insofar as such counsel is aware, free and clear of all liens, encumbrances, equities and claims.

                  (iii) Insofar as such counsel is aware, except as set forth in the Final Memorandum, (A) there are no outstanding options, warrants or other rights to purchase from LNR or any Designated Subsidiary or the Land Partnership shares of capital stock or ownership interests in LNR or any Designated Subsidiary or ownership interests in the Land Partnership, (B) other than LNR's class B common stock, there are no outstanding agreements or other obligations of LNR or any Designated Subsidiary to issue, or other rights to cause LNR or any Designated Subsidiary or the Land Partnership to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in LNR or any Designated Subsidiary or ownership interests in the Land Partnership and (C) no holder of securities of LNR or any Designated Subsidiary (other than the Registrable Notes) is entitled to have such securities registered under a registration statement filed by LNR pursuant to the Registration Rights Agreement and the Indenture.

                  (iv) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes, the Private Exchange Notes, the Indenture and the Registration Rights Agreement.

                  (v) The Indenture is in sufficient form for qualification
            under the TIA; the Indenture has been duly and validly authorized, executed and delivered by LNR, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the valid and legally binding agreement of LNR, enforceable against LNR in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).


-PAGE 16-

                  (vi) The Notes are in the form contemplated by the Indenture.
            The Notes have each been duly and validly authorized, executed and delivered by LNR and, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of LNR, entitled to the benefits of the Indenture, and enforceable against LNR in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (vii) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by LNR, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by LNR in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of LNR entitled to the benefits of the Indenture, and enforceable against LNR, in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (viii) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by LNR, and (assuming due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the valid and legally binding agreement of LNR enforceable against LNR in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any


-PAGE 17-
            rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (ix) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by LNR of the transactions contemplated hereby have been duly and validly authorized by LNR. This Agreement has been duly executed and delivered by LNR.

                  (x) The Indenture, the Notes, the Exchange Notes and the
            Registration Rights Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum.

                  (xi) Insofar as such counsel is aware there are (i) no legal or governmental proceedings pending or threatened to which LNR or any Designated Subsidiary or the Land Partnership is a party or to which the property or assets of LNR or any Designated Subsidiary or the Land Partnership is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not described in the Final Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum and (ii) no contracts, agreements or other documents to which LNR or any Designated Subsidiary or the Land Partnership is a party which would be required under the Act to be described in a registration statement or prospectus and are not described in the Final Memorandum. The descriptions in the Final Memorandum of the Credit Agreement, the AHG Acquisition Agreement, the partnership agreement of the Land Partnership, the separation and distribution agreement relating to the spin-off of LNR and the By-Laws of LNR are accurate in all material respects and fairly summarize the provisions of such agreements and documents which they purport to summarize.

                  (xii) Insofar as such counsel is aware, neither LNR nor any
            Designated Subsidiary is in violation of its certificate of incorporation or bylaws or other comparable organizational documents and the Land Partnership is not in violation of the partnership agreement under which it was formed.

                  (xiii) The execution, delivery and performance of this
            Agreement, the Indenture and the Registration Rights Agreement, and


-PAGE 18-
            the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of LNR or any Subsidiary or Investment Affiliate with respect to (i) the terms or provisions of any of the terms or provisions of any material contract, agreement or instrument of which such counsel is aware to which LNR or any Designated Subsidiary or the Land Partnership is a party or by which LNR or any Designated Subsidiary or the Land Partnership may be bound, (ii) the certificate of incorporation or bylaws or other comparable organizational documents of LNR or any Designated Subsidiary or the partnership agreement of the Land Partnership, or
            (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation generally applicable to transactions of the type contemplated by the Final Memorandum or known to such counsel to be applicable to LNR or any Designated Subsidiary or the Land Partnership.

                  (xiv) No consent, approval, authorization or order of any
            governmental authority is required for the issuance and sale by LNR of the Notes to the Initial Purchasers or the other transactions contemplated in this Agreement, except (i) as may be required under applicable securities laws in connection with the registration under the Act of the Notes, and the Private Exchange Notes, if applicable, pursuant to the Registration Rights Agreement and (ii) as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

                  (xv) Neither LNR nor any of its subsidiaries is, or
            immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (xvi) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration


-PAGE 19-

            Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are QIBs or Accredited Investors, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of LNR contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof and the offering and transfer procedures set forth in the Final Memorandum.

                  (xvii) Neither the consummation of the transactions
            contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (xviii) LNR had all requisite corporate power and authority to execute, deliver and perform each of its obligations under the AHG Acquisition Agreement. The AHG Acquisition Agreement has been duly and validly authorized, executed and delivered by LNR and constitutes a valid and legally binding obligation of LNR, enforceable against LNR in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of LNR, representatives of the independent public accountants for LNR, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Preliminary Memorandum and the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(x)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no belief with respect to the financial statements and related notes thereto and the other financial or statistical data included in the Final Memorandum).

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of New York and Delaware. Such counsel may also state that with respect to opinions as to the laws of jurisdictions other than Delaware and New York, such counsel has relied on the opinion of local counsel in such other


-PAGE 20-
jurisdictions, provided that in each case Rogers & Wells LLP shall state that they, the Initial Purchasers and counsel for the Initial Purchasers are justified in relying on such opinion of local counsel.

            (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Willkie Farr & Gallagher shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

            (c) The Initial Purchasers shall have received from Deloitte & Touche LLP, independent public accountants for LNR, comfort letters, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

            (d) The representations and warranties of LNR contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; LNR shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (e) The issuance and sale of the Notes pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

            (f) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by LNR's Chief Executive Officer and its chief financial officer to the effect that:

                  (i) The representations and warranties of LNR in this
            Agreement are true and correct in all material respects as if made on and as of the Closing Date, and LNR has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has


-PAGE 21-
            become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

                  (iii) Such officer has carefully examined the Final
            Memorandum; in such officer's opinion and to the best of such officer's knowledge, neither the Final Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iv) Since the date hereof or since the date of which
            information is given in the Final Memorandum, except as described in or contemplated by the Final Memorandum, neither LNR nor any of the Subsidiaries or Investment Affiliates has incurred any liabilities or obligations direct or contingent (other than in the ordinary course of business) that are material to LNR and its Subsidiaries taken as a whole or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of LNR and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of LNR or any of the Subsidiaries or Investment Affiliates that is material to the business, condition (financial or other) or results of operations or prospects of LNR and the Subsidiaries at and as of the Closing Date, taken as a whole; and

                  (v) The sale of the Notes hereunder has not been enjoined
            (temporarily or permanently).

            (g) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by LNR and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (h) The Indenture shall have been duly executed and delivered by LNR and the Trustee, and the Notes shall have been duly executed by LNR, and the Notes shall have been duly authenticated by the Trustee.

            (i) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of LNR as they shall have heretofore reasonably requested from LNR.

All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material


-PAGE 22-
respects to the Initial Purchasers and counsel for the Initial Purchasers. LNR shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchasers shall reasonably request.

            8. Offering of Notes, Restrictions on Transfer. Each of the Initial Purchasers represents and warrants that it is a QIB. Each of the Initial Purchasers agrees with LNR that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer and sell the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, that for the purposes of this clause (B) the Initial Purchasers may rely upon the fact that in purchasing Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

            9. Indemnification and Contribution. (a) LNR agrees to indemnify and hold harmless the Initial Purchasers and the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers, and each other person, if any, who controls the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchasers or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by LNR or based upon written information furnished by or on behalf of LNR filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "Application"); or

                  (ii) the omission or alleged omission to state, in any
            Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to


-PAGE 23-
            make the statements therein, in the light of the circumstances under which they were made, not misleading,

and will reimburse, promptly upon request, the Initial Purchasers and each such affiliate, director, officer, agent, representative and employee and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that LNR will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Application, in reliance upon and in conformity with written information concerning the Initial Purchasers or their resale of the Notes furnished to LNR by the Initial Purchasers specifically for use therein; provided further, however, that the indemnity agreement contained
             ________________
in this Section 9(a) shall not inure to the benefit of any Initial Purchaser to the extent that it is determined by a final, non-appealable judgment that
(i) the Preliminary Memorandum contained an untrue statment of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of the Notes by such Initial Purchaser, (iii) any such loss, claim, damage or liability of such indemnified party results from the fact that such Initial Purchaser failed to send or give to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the Final Memorandum or the Final Memorandum as amended or supplemented, and LNR had previously furnished copies thereof to such Initial Purchaser and (iv) the Final Memorandum or the Final Memorandum as amended or supplemented corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability that LNR may otherwise have to the indemnified parties. LNR shall not be liable under this subsection (a) for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed.

            (b) The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless LNR, its affiliates, directors, officers, agents, representatives and employees and each other person, if any, who controls LNR within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which LNR or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendments or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to LNR by the Initial Purchasers specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, promptly upon request, any legal or other expenses reasonably incurred by LNR or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. No Initial Purchaser shall be liable under this
Section 9 for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed. LNR shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by the Initial Purchasers, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchasers.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under subsection (a) or (b) above unless and to the extent such failure results in the forfeiture or waiver by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsections (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by BT Alex. Brown Incorporated in the case subsection (a) of this
Section 9 or LNR in the case of subsection (b) of this Section 9, representing the indemnified parties under such subsection (a) or subsection (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

            (d) In circumstances in which the indemnity agreement provided for in the preceding subsections of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by LNR on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by LNR bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by LNR on the one hand, or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. LNR and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). Notwithstanding any other provision of this subsection (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each affiliate, director, officer, agent, representative and employee of the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each affiliate, director, officer, agent, representative and employee of LNR and each person, if any, who controls LNR within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as LNR.

            10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of LNR, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of LNR, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to LNR given prior to the Closing Date in the event that LNR shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if after the date of this Agreement and at or prior to the Closing Date:

                  (i) either (x) LNR or any Subsidiary or Investment Affiliate shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or (y) there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of LNR or any Subsidiary or Investment Affiliate), except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock
            Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or maximum or minimum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New
            York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States that, in the case of (A),
            (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                  (v) any securities of LNR shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

            12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph of the cover page and the third, fifth, sixth, seventh and eighth paragraphs of the section entitled "Private Placement" constitute the only information furnished by the Initial Purchasers to LNR for the purposes of Sections 2(a) and 9 hereof.

            13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, Attention: John S. D'Alimonte, Esq., and if sent to LNR, shall be mailed, delivered or telecopied and confirmed in writing to LNR at: 760 N.W. 107th Avenue, Miami, Florida 33172,
Attention: President, with a copy to Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, Attention: David W. Bernstein, Esq.

            14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, LNR and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, LNR and their respective successors, assigns and legal representatives and for the benefit of no other person except that (i) the indemnities of LNR contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of LNR and any person or persons who control LNR within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any of the Notes from the Initial Purchasers will be deemed a successor because of such purchase.

            15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

            16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among LNR and the several Initial Purchasers.

                                       Very truly yours,

                                       LNR PROPERTY CORPORATION


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BT ALEX. BROWN INCORPORATED


By:
   ---------------------------------
   Name:
   Title


DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION


By:
   ---------------------------------
   Name:
   Title

                                   SCHEDULE I

        INITIAL PURCHASER                     PRINCIPAL AMOUNT OF NOTES

BT Alex. Brown Incorporated                          $130,000,000


Donaldson, Lufkin & Jenrette
  Securities Corporation
                                                       70,000,000
                                                       ----------

                                                     $200,000,000
                                                     ============